                                                                    Exhibit 23.1


As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 10, 1999 included herein and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP


February 19, 1999
Philadelphia, Pa